First Quarter Fiscal Year 2018 Earnings Presentation February 9, 2018 Nasdaq: OCSI Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of our Investment Adviser to find lower-risk investments to reposition our portfolio and to implement our Investment Adviser’s future plans with respect to our business; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless otherwise indicated, data provided herein are dated as of December 31, 2017.

Q1 2018 Accomplishments / Highlights Monetized $151 million of investments since September 30, 2017 Full repayments of $71 million in 8 issuers at or above par Sales of $80 million in 17 issuers; executed on average within 0.25% of September 30, 2017 fair values Entered into $136 million of new investments Primary focus on credit selection in a low yielding environment First lien originations represented 96% of new investments Completed integration of operational infrastructure into Oaktree, upgrading accounting, valuation, compliance, and information technology processes and systems Remediated material weakness related to internal control over financial reporting Successful transition to Oaktree platform which we believe will lead to long-term cost savings Lowered borrowing costs and enhanced capital structure Refinanced and extended $100 million credit facility with Citibank at attractive pricing and terms

Portfolio Summary as of December 31, 2017 (As % of total portfolio, at fair value; $ in millions) (As % of total portfolio, at fair value) Portfolio Composition Top 10 Industries1 Portfolio Characteristics (at fair value) $541 million invested in 66 companies 100% of debt portfolio consists of floating rate investments 7.1% weighted average yield on debt investments 1 Excludes multi-sector holdings, which includes our investments in the Glick JV. < 1%

+2% Portfolio Summary: Core vs. Non-core Assets $XX.X $XX.X $XX.X ($ in millions, at fair value) $338 million (70% of the total portfolio at fair value) Represents 41 companies Average debt price: 99.4% $153 million of investments that Oaktree originated or recommitted to since becoming investment adviser $39 million of investments in 4 issuers that Strategic Credit funds and accounts also lent to Core Investments1 Non-core Investments1 Performing Investments $140 million (29% of the total portfolio at fair value) Represents 21 companies Non-accrual Investments $6 million (1% of the total portfolio at fair value) Represents 3 companies As of December 31, 2017, unless otherwise noted Note:Numbers are rounded to nearest millions and percentage points. 1Total portfolio excludes investments in Glick JV. +62% -52%

Investment Portfolio Characteristics $140 million – Total non-core performing investments $84 million – Debt investments which we plan to monetize in the near-term Average debt price: 95.0% Average net leverage thru tranche1: 3.7x $55 million – Publicly quoted liquid loans Average debt price: 99.8% < $1 million – Equity investments (As % of non-core performing investment portfolio, at fair value; $ in millions) Investments by Security Type Non-core: Performing Investments As of December 31, 2017 Note:Numbers may not sum due to rounding 1 Excludes an investment in an undrawn revolver. < 1%

Q1 2018 Portfolio Originations $136 million of new commitments 17 new portfolio companies and 3 existing portfolio companies 96% First lien 4% Second lien New portfolio companies spread over 16 industries 6.2% weighted average all-in yield on new investments New Investment Highlights1 (As % of total portfolio, at fair value) New Investment Industry Composition1,2 (As % of total 1Q18 commitment; $ in millions) New Investment Composition1 1New investments exclude drawdowns on existing revolver loan commitments. 2Excludes new investments in existing portfolio companies.

OAKTREE
OCSI | Strategic Income Corporation

Historical Financial Information

($ in thousands, except per share data) **Operating Results**	Q1'18 Dec-17	Q4'17 Sep-17	Q3'17 Jun-17	Q2'17 Mar-17	Q1'17 Dec-16
Net investment income	$4,547	$5,521	$5,930	$5,086	$5,884
Net unrealized appreciation (depreciation) on investments	1,742	(20,001)	(5,803)	13,242	(5,242)
Net realized gain (loss) on investments	(4,383)	17	12	(13,496)	83
Net increase (decrease) in net assets resulting from operations	**$1,906**	**($14,463)**	**$139**	**$4,832**	**$725**
Net investment income per common share	$0.15	$0.19	$0.20	$0.17	$0.20
Net realized and unrealized appreciation (depreciation) per share	($0.09)	($0.68)	($0.20)	($0.01)	($0.18)
Earnings (loss) per share – basic	**$0.06**	**($0.49)**	**$0.00**	**$0.16**	**$0.02**
Earnings (loss) per share – diluted	$0.06	($0.49)	0.00	0.16	0.02
Distributions per common share	$0.19	$0.19	$0.19	$0.19	$0.23
Select Balance Sheet and Other Data					
Investment Portfolio (at fair value)	$541,408	$560,437	$565,178	$545,922	$540,103
Debt Outstanding	251,905	260,733	266,160	275,388	249,815
Total Net Assets	289,944	293,636	313,698	319,158	319,924
Net Asset Value per share	$9.84	$9.97	$10.65	$10.83	$10.86
Total Leverage	0.88x	0.90x	0.86x	0.87x	0.79x
Weighted Average Yield on Debt Investments[1]	7.1%	7.5%	7.9%	8.4%	8.5%
Cash Component of Weighted Average Yield on Debt Investments	6.9%	7.3%	7.6%	8.1%	8.2%
Weighted Average Yield on Total Portfolio Investments[2]	6.9%	7.4%	8.0%	8.6%	8.8%

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree Capital Management, L.P., which occurred on October 17, 2017. Results in prior periods occurred during management by Fifth Street Management LLC.

1 *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on the Glick JV debt investments.*

2 *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on Glick JV debt investments.*

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OAKTREE
OCSI | Strategic Income Corporation

Historical Portfolio Activity

	As of and For Three Months Ended				
	Q1'18	Q4'17	Q3'17	Q2'17	Q1'17
($ in thousands)	Dec-17	Sep-17	Jun-17	Mar-17	Dec-16
Investments at Fair Value	$541,408	$560,437	$565,178	$545,922	$540,103
Number of Portfolio Companies	66	67	68	61	61
Average Portfolio Company Debt Investment Size	$8,300	$8,500	$8,200	$8,600	$8,700
Asset Class:					
Senior Secured Debt	89.2%	89.5%	88.3%	87.6%	87.3%
Glick JV	10.6%	10.3%	10.9%	11.3%	11.4%
Equity	0.2%	0.2%	0.8%	1.1%	1.2%
Interest Rate Type:					
% Floating Rate	100%	100%	100%	100%	100%
Investment Activity at Cost:					
New Investment Commitments	$136,200	$108,700	$58,000	$82,800	$41,300
New Funded Investment Activity[1]	$143,900	$108,400	$66,900	$77,600	$37,600
Proceeds from Prepayments and Exits	$71,300	$71,300	$36,800	$48,400	$58,300
Net New Investments	$65,900	$37,400	$21,200	$34,400	($17,000)
Number of New Investment Commitments in New Portfolio Companies	17	10	11	9	6
Number of New Investment Commitments in Existing Portfolio Companies	3	7	1	2	2
Number of Portfolio Company Exits	8	8	4	7	8

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree Capital Management, L.P., which occurred on October 17, 2017. Results in prior periods occurred during management by Fifth Street Management LLC.

[1] *New funded investment activity includes drawdowns on existing revolver commitments.*

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Capital Structure Optimization As of December 31, 2017 1 Long-Term portfolio leverage may vary depending on market conditions. 2Approximate weighted average spread on debt. 3This credit facility was refinanced into a new facility on January 31, 2018. The new facility has a total capacity of $100 million, bears interest at LIBOR + 170 bps for broadly syndicated loans and LIBOR + 225 bps for middle-market loans, and expires in January 2023. Current leverage of 0.88x with target range of 0.80x to 0.90x debt-to-equity1 Multiple capital sources provides us with flexibility to optimize new investment fundings in order to maintain competitive borrowing costs Funding Sources as of December 31, 2017 Capacity Outstanding Interest Rate Maturity 2015 Debt Securitization $200.0 million $180.0 million LIBOR + 200 bps2 May 2025 Citibank Revolving Credit Facility3 $125.0 million $70.1 million LIBOR + 225-250 bps January 2020 East West Bank Facility $25.0 million $4.0 million LIBOR + 300-375 bps January 2021

Opportunities to Increase Return on Equity Rotation out of broadly syndicated loans priced at LIBOR + 400 or below Redeploy non-income generating investments comprised of equity and loans on non-accrual Modest increase in second lien investments Realization of lower borrowing costs generated from refinancing Citibank facility Benefit from rising interest rates as 100% of investment portfolio is comprised of floating rate securities Operating cost savings from leveraging Oaktree’s platform

Contact: Michael Mosticchio, Investor Relations ocsi-ir@oaktreecapital.com